Cohen & Co®

Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

800.229.1099 | 866.818.4538 FAX | cohenco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 25, 2026, relating to the financial statements and financial highlights of Victory Portfolios III, as specifically identified in Appendix A, which are included in Form N-CSR for the year ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “The Trust’s Adviser and Other Service Providers” and “Portfolio Holdings Disclosure” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 27, 2026

Appendix A

Victory Portfolios III – April 30, 2026

Victory 500 Index Fund

Victory Global Managed Volatility Fund

Victory Target Retirement Income Fund

Victory Target Retirement 2030 Fund

Victory Target Retirement 2040 Fund

Victory Target Retirement 2050 Fund

Victory Target Retirement 2060 Fund

Victory Capital Growth Fund

Victory Aggressive Growth Fund

Victory Growth Fund

Victory Growth & Income Fund

Victory Income Stock Fund

Victory Science & Technology Fund

Victory Small Cap Stock Fund

Victory Value Fund

Victory Extended Market Index Fund

Victory Nasdaq-100 Index Fund

Victory Income Fund

Victory Ultra Short-Term Bond Fund

Victory Short-Term Bond Fund

Victory Core Plus Intermediate Bond Fund

Victory High Income Fund

Victory Money Market Fund